UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2007 (March 12, 2007)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28931	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 Aerial Center Parkway, Suite 205 Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-5160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 2.03 Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation

(a)     On March 12, 2007, BioDelivery Sciences International, Inc. (the “Company”) entered into a Dispute Resolution Agreement (the “DRA”) with CDC IV, LLC, an affiliate of Clinical Development Capital, LLC of Princeton, New Jersey (“CDC”). Pursuant to the DRA, the Company and CDC have terminated the previously instituted dispute resolution procedures between the parties relating to the allegations and demands made by the parties against each other in August 2006 (the “Disputed Matters”). The effect of the DRA is that CDC has withdrawn its claims to ownership of the Company’s BEMATM Fentanyl asset, which had been asserted by CDC as part of the Disputed Matters, and the Company has withdrawn its claims against CDC. The Company has previously rejected CDC’s August 2006 allegations and demands. The resolution of the disputes under the DRA is without prejudice to the Disputed Matters of both the Company and CDC.

(b)     Simultaneously with the Company and CDC’s entry into the DRA, the Company and CDC entered into an amendment to their Clinical Development and License Agreement, dated July 14, 2005 (as amended, the “CDLA”). The purpose of the amendment to the CDLA is to clarify certain reporting and other obligations between the parties regarding the development and commercialization of BEMATM Fentanyl.

(c)     Concurrently with the parties’ negotiation of the DRA, CDC alleged that the Company had violated CDC’s financing right of first refusal (as amended, the “ROFN”) provided for in the May 2006 Securities Purchase Agreement between the parties. Specifically, in January 2007, CDC alleged by written notice that the Company’s December 2006 note deferral agreements with Laurus Master Fund Ltd. (“Laurus”) triggered the ROFN provisions. As previously reported, under such transaction (the “Laurus Deferral Transaction”), the Company deferred all principal and interest under Laurus’ existing convertible notes with the Company in exchange for a warrant to purchase shares of Company common stock. See the Company’s Current Report on Form 8-K, filed January 4, 2007, for more information on the Laurus Deferral Transaction.

In order for the Company to avoid CDC’s continued assertion of its alleged ROFN with respect to the Laurus Deferral Transaction, and in order to enter into the DRA with the resulting resolution of the August 2006 disputes, CDC required that, simultaneously with the entry into the DRA, the Company enter into to a $1.9 million financing with CDC (the “New CDC Financing”). The New CDC Financing is intended to resolve CDC’s January 2007 ROFN claims, notwithstanding the Company’s rejection of CDC’s assertion that the ROFN was triggered by the Laurus Deferral Transaction.

The New CDC Financing involves a one-year, 10.25% loan from CDC and a warrant (the “New CDC Warrant”) to purchase 1 million shares of Company common stock with an exercise price of $3.80. The Company is not required to file a registration statement with the Securities and Exchange Commission to register the shares of Company common stock underlying the New CDC Warrant for a period of one year (i.e., a registration statement must be filed by March 12, 2008). CDC was also granted “piggyback” registration rights with respect to such shares of common stock which come into effect only after March 12, 2008. The New CDC Warrant contains “weighted average” anti-dilution protection. The proceeds from the New CDC Financing will be used for general corporate purposes and for the continued development of BEMATM Fentanyl.

As required under the Company’s agreements with Laurus, Laurus has consented to the New CDC Financing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Common Stock Purchase Warrant, dated March 12, 2007, by the Company in favor of CDC.

10.1	Dispute Resolution Agreement, dated March 12, 2007, between the Company and CDC.

10.2	Amendment to Clinical Development and License Agreement, dated March 9, 2007, between the Company and CDC.

10.3	Promissory Note, dated March 12, 2007, by the Company in favor of CDC.

10.4	Registration Rights Agreement, dated March 12, 2007, between the Company and CDC.

10.5	Subscription Agreement, dated March 12, 2007, between the Company and CDC.

This Current Report on Form 8-K and the exhibits hereto may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 16, 2007	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mark A. Sirgo
	Name:	Mark A. Sirgo
	Title:	President and Chief Executive Officer